SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported): July 31, 2001

                               Levi Strauss & Co.
             (Exact name of registrant as specified in its charter)


      DELAWARE                      333-36234                   94-0905160
(State of Incorporation)     (Commission File Number)         (IRS Employer
                                                          Identification Number)

           1155 Battery Street
        San Francisco, California                                 94111
(Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (415) 501-6000


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.


On July 31, 2001, Levi Strauss & Co. and various of its subsidiaries completed a receivables securitization transaction involving receivables generated from sales of products to the company's U.S. customers. The transaction involved the issuance by Levi Strauss Receivables Funding, LLC, an indirect subsidiary of the company, of $110 million in secured term notes. The notes, which are secured by trade receivables originated by Levi Strauss & Co., bear interest at a rate equal to the one-month LIBOR rate plus 0.32% per annum, and have a stated maturity date of November 2005. Net proceeds of the offering were used to repay a portion of the outstanding debt under the company's bank credit facility. The transaction does not meet the criteria for sales accounting under generally accepted accounting principles and therefore will be accounted for as a secured borrowing. The purpose of the transaction was to lower the company's interest expense and diversify its funding sources. The notes were issued in a private placement transaction in accordance with Rule 144A under the Securities Act and, accordingly, have not been registered under the Securities Act and may not be sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act.





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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 31, 2001
                                    LEVI STRAUSS & CO.


                                    By /s/ William B. Chiasson
                                       -----------------------
                                       William B. Chiasson
                                       Title:  Senior Vice President and
                                               Chief Financial Officer